Exhibit 10.9

KAIYO JAPAN CO., LTD.

Bond Terms and Conditions · Contract Documents

Bond Terms and Conditions

General Affairs Entrustment Agreement

Underwriting Agreement

Key Terms

(Hereinafter referred to as “Key Terms” in this certificate.)

(1) Issuing Company Name	KAIYO JAPAN CO., LTD. (hereinafter referred to as “Party A” in this Certificate) “Party A”)
(2) Date of Bond Issuance Decision	June 1, 2018
(3) Name of Corporate Bonds

KAIYO JAPAN CO., LTD. First Unsecured Corporate Bonds (Jointly guaranteed by Mizuho Bank, Ltd. and Tokyo Credit Guarantee Association, restricted on transfer)

Co., Ltd. Mizuho Bank, Ltd. · Tokyo Credit Guarantee Association Joint Guarantee, Restriction on Assignment)

(4) Total Bond Amount	¥50 million
(5) Amount per Bond	Type 1: ¥10 million
(6) Interest Rate	0.31% per annum
(7) Payment Date (Issue Date)	June 29, 2018
(8) Interest Payment Date	Last day of June and last day of December each year
(9) Final Redemption Date	June 27, 2025
(10) First Scheduled Redemption Date	December 31, 2018
(11) Scheduled Redemption Dates	The last day of June and the last day of December of each year following the first scheduled repayment date
(12) Scheduled Redemption Amount	¥700,000 per unit of each corporate bond
(13) referred to as the “Guarantor” joint guarantor (hereinafter referred to as the “Guarantor”))

Mizuho Bank, Ltd. (hereinafter referred to as “Party B” in this instrument)

: Guarantee Ratio 100%

Tokyo Credit Guarantee Association (hereinafter referred to as “Party C” in this instrument)

: Guarantee Ratio 80%

Financial Agent (Issuing Agent (14) and the position of paying agent) and its contact information	Mizuho Bank, Ltd. 1-5-5 Otemachi, Chiyoda-ku, Tokyo
(15) Guarantee Obligation Performance Agent	Mizuho Bank, Ltd.
(16) Underwriter	Mizuho Bank, Ltd.
(17) Transfer Agent	Japan Securities Depository Center, Inc.
(18) Location of Bondholders’ Meeting	Tokyo

Fee Disclosure

(Hereinafter referred to as “Fee Disclosure” in this certificate.)

(1) Administrative Commission Fee	¥1,620,000 (including consumption tax of ¥120,000)
(2) Principal and Interest Payment Fee	Principal Repayment: 10/10,000 of the principal amount paid plus consumption tax
For interest payments: 20/10,000 of the interest paid plus consumption tax
(3) Underwriting Fee	¥135,000 (Including consumption tax: ¥10,000) (25/10,000 of the underwriting amount plus consumption tax)
(4) New Record Fee	¥5,130 (Including ¥380 consumption tax)

Total

Bond Terms

These Bond Terms and Conditions apply to the bonds (hereinafter referred to as “the Bonds”) with the name specified in Item (3) of the Main Provisions, which Party A will issue on the date specified in Item (7) of the Main Provisions, based on the decision to issue bonds made on the date specified in Item (2) of the Main Provisions.

1. Total Bond Amount	The amount specified in Item (4)

2. Amount per Bond	The amount specified in Item (5) (no division).

3. Non-Issuance of Corporate Bonds	These corporate bonds are bonds stipulating that they shall be subject to the provisions of the Act on Transfer of Bonds, Stocks, etc. (hereinafter referred to as the “Bonds and Stocks Transfer Act”) pursuant to the provisions of Article 66, Item 2 of the Bonds and Stocks Transfer Act. Therefore, bond certificates cannot be issued in accordance with the provisions of Article 67 of the Bonds and Stocks Transfer Act.

4. Interest	Interest Rate Interest rate as shown in Key Item (6)

5. Payment Amount	100 yen per 100 yen face value of each bond

6. Redemption Price	¥100 per ¥100 face value of each bond

7. Payment Date	Date indicated in Key Item (7)

8. Method and Term of Redemption

(1) The principal amount of the Bonds shall be redeemed as follows: The first scheduled redemption date specified in Key Item (10) shall be the first redemption date. Thereafter, on each scheduled redemption date specified in Key Item (11), the scheduled redemption amount per unit of the Bonds specified in Key Item (12) shall be redeemed for each unit of the Bonds. The remaining balance shall be redeemed on the final redemption date specified in Key Item (9). However, this shall be subject to the provisions of Item 19.

(2) The Company may repurchase and cancel the Bonds at any time on or after the day following the Issue Date.

(3) If the date on which the Bonds are to be redeemed falls on a non-business day of Party B (hereinafter referred to as a “Non-Business Day”), payment shall be advanced to the immediately preceding business day of Party B (hereinafter referred to as a “Business Day”).

9. Method and Due Date of Interest Payments

(1) Interest on the Bonds shall accrue from the day following the Issue Date until the Final Redemption Date. Interest shall be paid semi-annually on the respective interest payment dates specified in Main Item (8), covering the period up to that date. However, when calculating interest for a period less than six months, it shall be calculated pro rata for that half-year period.

(2) If the interest payment date falls on a non-business day, the payment shall be advanced to the preceding business day.

(3) Interest shall not accrue on the Bonds after the Final Redemption Date.

10. Existence of Collateral

No collateral is attached to these bonds, and no assets are specifically reserved for these bonds.

11. Guarantee

Party B and Party C shall each act as joint guarantors for the obligations of Party A to pay the principal and interest on these bonds, and shall bear the obligations jointly and severally with Party A. However, Party C’s guarantee ratio shall be 80% of the debt amount.

12. No Bond Trustee

These bonds satisfy the requirements of the proviso to Article 702 of the Companies Act, and therefore no bond trustee is appointed to manage them.

13. Financial Agent (Including the Positions of Issuing Agent and Paying Agent)

(1) The financial agent (including the positions of issuing agent and paying agent) for these bonds shall be the party specified in Key Item (14). The financial agent shall handle the affairs of these bonds, including issuing agent duties and paying agent duties, for Party A with the care of a prudent manager, in accordance with the provisions of the administrative entrustment agreement concluded with Party A.

(2) The Financial Agent shall not bear any obligation or liability to the bondholders with respect to these Bonds and shall not have any agency or fiduciary relationship with the bondholders.

(3) Should Party A change the Financial Agent, it may do so by giving public notice to bondholders in the manner prescribed in Paragraph 25, after a 30-day period has elapsed from the date of such notice. However, this shall not apply if notice can be given individually to all known bondholders.

(4) The Financial Agent shall perform its duties as the Issuing Agent and Paying Agent for the Bonds in accordance with the business regulations separately established by the Transfer Agent, the rules for their enforcement, and the methods for handling transfer business (hereinafter referred to as the “Business Regulations, etc.”).

14. Exemption from Filing Requirements under the Financial Instruments and Exchange Act

No filing has been made under Article 4, Paragraph 1 of the Financial Instruments and Exchange Act with respect to these bonds.

15. Restrictions on Purchasers

Party A issues these bonds to financial institutions as defined in Article 1-5 of the Enforcement Order of the Small and Medium Enterprise Credit Insurance Act.

16. Investor Verification and Issuance Restrictions

Party A shall confirm that the total number of units of the same type of corporate bonds issued within the past six months (meaning corporate bonds with the same maturity date and interest rate as the Head Office Bonds, hereinafter referred to as “same-type bonds”) is less than 50. Furthermore, Party A shall not issue any same-type bonds for a period of six months following the issuance of the Head Office Bonds.

17. Transfer Restrictions and Restrictions on Fractional Transfers

(1) A person who acquires the Bonds shall not transfer them except to a person specified by Cabinet Order under Article 3, Paragraph 5 of the Small and Medium Enterprise Credit Insurance Act (hereinafter referred to as a “specified investor”) (hereinafter referred to as the “Transfer Restriction”). Furthermore, a person who acquires the Bonds shall transfer them to another specified investor only in units of the minimum amount per bond; otherwise, such transfer shall not be made (hereinafter referred to as the “Fractional Transfer Restriction”).

(2) When a person who has acquired the Bonds transfers them to a Specific Investor, they must notify the transferee in writing, either in advance or simultaneously, that the Bonds have not been registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act, and must also notify the transferee in writing of the Transfer Restriction and the Fractional Transfer Restriction pertaining to the Bonds.

18. Special Provisions Regarding Loss of Benefit of Term

(1) Party A shall automatically forfeit the benefit of time with respect to the total amount of the Bonds upon the occurrence of any of the following events: (i) or (ii). Furthermore, upon the occurrence of any of events (iii) through (vii), Party A shall forfeit the benefit of time with respect to the total amount of the Bonds on the date the Financial Agent receives written notice from the bondholder or guarantor (or the next business day if such date falls on a non-business day).

(Applicable Circumstances)

① Violation of the redemption provisions set forth in Clause 8.

② When there is a violation of the interest payment provisions set forth in Paragraph 9, and such payment is not made within three business days.

③ When early redemption as specified in the following paragraph is not performed.

④ When the benefit of time is lost for bonds other than these bonds, or when repayment cannot be made even after the due date.

⑤ When the benefit of time is lost for any borrowing obligations other than the Bonds, or when such obligations remain unpaid upon maturity, or when an obligation to perform arises under a guarantee provided for a third party but cannot be fulfilled.

⑥ When a petition is filed for commencement of bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings, or similar proceedings, or when a resolution for dissolution (excluding merger) is passed.

⑦ When a commencement order for bankruptcy proceedings, corporate reorganization proceedings, or civil rehabilitation proceedings is issued, or when an order for special liquidation proceedings or similar proceedings is received.

(2) Upon forfeiture of the benefit of time, Party A or the guarantor shall immediately announce such forfeiture by the method specified in Paragraph 25. However, this shall not apply if notice can be given individually to all known bondholders.

19. Special Provisions Regarding Early Redemption

(1) If the Guarantor falls under any of the reasons ④ to ⑦ listed in the preceding paragraph, Party A shall redeem the remaining amount as of the early redemption date on the day 30 days after the date the Financial Agent receives written notice from the bondholder or the Guarantor (or the next business day if that date is a non-business day). However, this shall not apply if the reason is ⑤ and the relevant amount (after conversion to Japanese yen) does not exceed 5 billion yen.

(2) When performing early redemption pursuant to this paragraph, Party A shall immediately announce such fact by the method specified in Paragraph 25. However, this shall not apply if notice can be given individually to all known bondholders. 20. Special Provisions Concerning Performance of Guarantee Obligations

(1) A bondholder of the Bonds who requests the guarantor to perform the guarantee obligation for Bonds for which the benefit of time has been lost shall submit a request for performance of the guarantee obligation to the guarantee obligation performance agent specified in Main Item (15), who is the guarantor of the Bonds, presenting a certificate evidencing the claim under the Bonds (hereinafter referred to as the “Certificate”) issued by the bondholder’s immediate superior account management institution (hereinafter referred to as the “Account Management Institution”). Upon receiving the request, the Guarantee Obligation Performance Agent shall immediately notify Party C thereof.

(2) The guarantee performance date for the Bonds shall be as follows:

① If the Guarantee Obligation Performance Agent receives the guarantee obligation performance request form specified in the preceding paragraph within 10 days from the date of loss of the benefit of time, the performance date shall be the 40th day from the date of loss of the benefit of time. However, if this falls on a non-business day, it shall be advanced to the preceding business day.

② If the date of receipt of the invoice by the Guarantee Obligation Performance Agent exceeds 10 days after the loss of the benefit of the term, the date shall be the 30th day from the date of receipt of the invoice. However, if this date falls on a non-business day, it shall be advanced to the preceding business day.

(3) Delay damages upon performance of the guarantee obligation shall be as follows:

① If the preceding item ① applies, the amount calculated by applying the interest rate specified in Main Item (6) to the actual number of days in the period from the date the benefit of the term is lost to the date the guarantee obligation is actually performed, using a 365-day year.

② In cases falling under the preceding paragraph (2), the amount calculated by applying the interest rate specified in Main Item (6) to the actual number of days in the period from the date of loss of the benefit of the term to 40 days, with each day counted as one day in a 365-day year.

21. Total Underwriter

The party specified in Item (16)

22. Transfer Agent

The person specified in Main Item (17)

23. Opening an Account

Persons acquiring the Bonds shall open an account in advance with the Transfer Agent or the Account Management Institution to record the attribution of rights to the Bonds.

24. Payment of Principal and Interest

Payment of principal and interest on the Bonds shall be made by the Financial Agent (including in the capacity of Issuing Agent and Paying Agent).

25. Method of Public Notice

Public notices to bondholders regarding the Bonds shall be published in the Official Gazette, except where otherwise required by law.

26. Bondholders’ Meeting

(1) Meetings of bondholders for these bonds and bonds of the same class (hereinafter collectively referred to as “bonds of this class”) shall be convened by Party A. Notice of the meeting, including the date of the meeting and the matters specified in each item of Article 719 of the Companies Act, shall be published in the manner specified in Paragraph 25 at least three weeks prior to the date of the bondholders’ meeting.

(2) Meetings of bondholders for bonds of this type shall be held at the location specified in Main Item (18).

(3) Bondholders of this type of bond representing one-tenth or more of the total amount of this type of bond (excluding amounts already redeemed; and excluding the total amount of bonds of this type held by Party A) may request Party A to convene a bondholders’ meeting for this type of bond by presenting to Party A the document prescribed in Article 86, Paragraphs 1 and 3 of the Act on Transfer of Bonds, Stocks, etc. and submitting to Party A a document stating the purpose of the bondholders’ meeting and the reasons for its convening.

End

Administrative Entrustment Agreement

Party A hereby enters into this Agreement with Party B concerning the handling of affairs related to the bonds specified in Main Item (3) (hereinafter referred to as “the Bonds”), which are to be issued on the date specified in Main Item (7), based on the decision to issue bonds made on the date specified in Main Item (2).

Article 1: Entrustment

Party A shall issue the Bonds on the date specified in Item (7) of the Main Provisions, and Party B shall be entrusted by Party A to act as its financial agent (including the positions of issuing agent and paying agent) with respect to the Bonds.

Article 2 Issuance-Related Matters

(1) Party A shall entrust Party B with the following matters pertaining to the issuance of the Bonds:

① Receiving the amount specified in the underwriting agreement paid by the underwriter (hereinafter referred to as the “Underwriter”) indicated in Key Item (16), and delivering to Party A the amount obtained by deducting the amount deducted in accordance with this Agreement from said amount.

② Preparation of the bond register.

③ Sending a notice of completion of payment to the guarantor upon completion of payment.

④ Other tasks deemed necessary upon consultation between Party A and Party B.

(2) Party A entrusts Party B with the following tasks as part of the bond issuance agency services:

① Notification to the transfer agent (hereinafter referred to as the “Transfer Agent”) specified in Major Item (17) regarding bond issue information, notification of new registration information, and other notifications pertaining to procedures to be performed as the issuing agent.

② Obtaining and verifying the content of notifications of completed new registrations from the Transfer Agent, as well as obtaining and verifying the content of other matters specified in the Business Regulations, etc., from the Transfer Agent.

③ Collection of the new registration fee specified in Item (4) of the Fee Schedule from Party A and remittance to the Transfer Agent. ④ Other duties of the Issuing Agent as specified in the Business Regulations, etc.

Article 3: Mid-Term Operations

(1) Party A shall entrust Party B with the following mid-term administrative tasks for the Bonds:

① Arranging for the public notice specified in Clause 25 of the Bond Terms.

② Receipt of notices from bondholders or guarantors regarding loss of the benefit of time, as stipulated in Clause 18 of the Bond Terms.

③ Receiving notices from bondholders or guarantors regarding early redemption as stipulated in Clause 19 of the Bond Terms.

④ Management of the bond register.

⑤ Payment of interest income tax based on the Special Taxation Measures Act, etc.

⑥ Notification to the Transfer Agent of the content when Party A provides written notice regarding the determination of important matters concerning rights and handling of the Bonds as stipulated in operational regulations, etc., or the occurrence of important facts concerning the Bonds.

⑦ Other administrative tasks deemed necessary upon consultation between Party A and Party B.

(2) Party A shall entrust Party B with the following matters as payment agent duties among the ongoing administrative tasks for the Bonds:

① Notifying the transfer agent of any matters specified in operational regulations, etc., that are decided upon regarding the bond’s issue information after the bonds are issued.

② Obtaining cancellation notices from the transfer agent and confirming their contents.

③ Obtaining buy-back cancellation application information and notifications from the transfer agent regarding the execution of such buy-back cancellations, and confirming their contents.

④ Other agent payment duties specified in the operational regulations, etc.

Article 4: Claims Procedures for Principal and Interest Payment Funds, etc.

(1) Party A shall entrust Party B with the handling of claims related to the principal and interest payment fund, among the matters pertaining to the repayment of principal as stipulated in Clause 8 of the Bond Terms and the payment of interest as stipulated in Clause 9 of the Bond Terms, and shall perform such matters in accordance with the provisions set forth in the following items.

① In the case of principal repayment as stipulated in Clause 8 of the Bond Terms, Party B shall request from Party A the amount calculated by multiplying the total amount of the Bonds as of the last day of the month two months prior to the payment date by the redemption value specified in Clause 6 of the Bond Terms (hereinafter referred to as the “Payment Fund”), plus the fee calculated based on the fee rate specified in Indication (2) regarding fees (hereinafter referred to as the “Principal and Interest Payment Fee”).

② Party A shall deliver the Payment Fund and the Principal and Interest Payment Handling Fee to Party B no later than two banking business days prior to the payment date.

③ The provisions of the preceding two subparagraphs shall apply mutatis mutandis to interest payments as stipulated in Clause 9 of the Bond Terms.

④ If the total amount of the Bonds is reduced through repurchase and cancellation, etc., between the last day of the month two months prior to the payment date for the principal or interest of the Bonds and the payment date, Party B shall promptly return to Party A the Payment Fund and Principal and Interest Payment Fee corresponding to the amount of such reduction.

(2) If Party A is unable to deliver the payment reserve and principal and interest payment handling fee to Party B in accordance with the method specified in the preceding paragraph, Party A shall immediately notify the guarantor of this fact and the amount of the shortfall.

(3) If the payment fund and principal and interest payment handling fee specified in Paragraph 1 are not delivered, Party B shall promptly notify Party A and the guarantor of this fact.

(4) No interest shall accrue on the payment fund and principal and interest payment handling fee received by Party B from Party A or the guarantor.

(5) If the statute of limitations prescribed in Article 701 of the Companies Act expires with respect to the payment fund and principal and interest payment handling fee received from Party A or the guarantor, Party B shall return such funds to Party A or the guarantor, at Party A’s request or at Party B’s discretion.

Article 5 Principal and Interest Payment Services

(1) Party A shall entrust Party B with the principal and interest payment operations for the Bonds. Party B shall directly pay the principal and interest of the Bonds to the bondholders of the Bonds designated as non-participating issues in the operational regulations, etc.

(2) If the Bonds are changed to a bond type involving the Organization as specified in the operational regulations, etc., Party A and Party B shall determine the procedures for such cases through mutual consultation.

Article 6 Buyback and Cancellation

(1) Party A shall entrust Party B with the tasks specified in Paragraph 3 pertaining to the repurchase and cancellation of the Bonds among the mid-term administrative tasks for the Bonds. When intending to repurchase and cancel the Bonds, Party A shall notify Party B in writing of the application information for repurchase and cancellation, including the amount of the Bonds for which a reduction record or notation should be made due to the repurchase and cancellation.

(2) Party B shall, in accordance with Article 3, Paragraph 2, Item 3, confirm the repurchase application information and the notification from the Organization regarding the reduction recorded through repurchase as the paying agent.

(3) Party B shall calculate the total amount of the Bonds after the buy-back and cancellation by deducting the amount confirmed under the preceding paragraph from the total amount of the Bonds immediately prior to the buy-back and cancellation. Based on a written request from Party A, Party B shall submit a statement of calculation regarding such calculation to Party A.

Article 7 Responsibilities of the Financial Agent

(1) Party B shall handle the affairs stipulated in this Agreement for Party A with the care of a prudent manager.

(2) Party B shall not be liable for any damages incurred by Party A due to accidents or other incidents arising from force majeure, such as natural disasters, that hinder the performance of the duties specified in this Agreement.

Article 8 Fees and Expenses

(1) Party A shall pay Party B the fees specified in Fee Schedule (1) as fees for the affairs set forth in Articles 2 through 4 and Article 6, Paragraph 2. Party A shall bear the consumption tax levied on such fees. This payment shall be made by setoff against the bond subscription payment on the payment date specified in Main Item (7).

(2) Party A shall pay Party B the fee specified in Fee Schedule (2) as a fee for the matters set forth in Article 5, and Party A shall bear the consumption tax levied on such fee.

(3) When repurchasing and canceling the Bonds, the provisions for principal repayment under Fee Indication (2) shall apply.

(4) Party A shall bear the fees for new registration of the Bonds as determined by the Transfer Agent. Upon request from the Transfer Agent, Party B, as the Issuing Agent, shall deduct the amount specified in Fee Item (4) from the payment for the Bonds and remit it to the Transfer Agent.

Article 9: Amendment of the Agreement

Party A and Party B shall enter into an agreement each time a change becomes necessary regarding matters stipulated in this Agreement (including when the Bonds are changed to a type of security involving the Organization as specified in the Business Regulations, etc.).

End

As evidence of the above Administrative Entrustment Agreement and Underwriting Agreement (hereinafter collectively referred to as “the Agreements”), the original of this Certificate 2

A copy shall be prepared, signed and sealed by the respective representatives of Party A and Party B, and each party shall retain one copy.

Furthermore, the formation of this Agreement is contingent upon the establishment of a separate guarantee entrustment and joint guarantee agreement concerning the corporate bonds to be concluded between Party A, Party B, and Party C.

The following table illustrates the material terms of the loan agreements by and between Kaiyo Japan Co., Ltd and Mizuho Bank, Ltd:

No.	Debtor	Creditor	Loan Amount (JPY)	Annual Interest Rate	Payment Term		Guarantor/Mortgage
1	Kaiyo Japan Co., Ltd	Mizuho Bank, Ltd	50,000,000	0.31%	From 2018/06/29 to 2025/6/27	Starting from 2018/12/31, 3,500,000 JPY shall be paid every six months, with the remaining balance 4,500,000 JPY to be repaid by 2025/6/27.	Shihai Bi
2	Kaiyo Japan Co., Ltd	Mizuho Bank, Ltd	200,000,000	0.13%	From 2019/6/17 to 2024/5/31	Starting from 2019/11/30, 20,000,000 JPY shall be paid every six months until 2024/5/31.	N/A
3	Kaiyo Japan Co., Ltd	Mizuho Bank, Ltd	145,000,000	TIBOR+0.7%	From 2019/3/1 to 2039/3/1	Starting from 2019/4/30, 605,000 JPY shall be paid monthly, with the remaining balance 405,000 JPY to be paid by 2039/3/1.	Shihai Bi